As filed with the Securities and Exchange Commission on June 8, 2001

                                                      REGISTRATION NO. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                           INTERLEUKIN GENETICS, INC.
             (Exact name of registrant as specified in its charter)

            DELAWARE                                       94-3123681
(State or other jurisdiction of                         (I.R.S. Employer
 incorporation or organization)                        Identification No.)

           135 BEAVER STREET
         WALTHAM, MASSACHUSETTS                              02452
(Address of Principal Executive Offices)                   (Zip Code)


        INTERLEUKIN GENETICS, INC. 2000 EMPLOYEE STOCK COMPENSATION PLAN
                            (Full title of the Plan)

                               KENNETH S. KORNMAN
                                    PRESIDENT
                           INTERLEUKIN GENETICS, INC.
                                135 BEAVER STREET
                           BOSTON, MASSACHUSETTS 02452
                     (Name and address of agent for service)

                                 (781) 398-0700
          (Telephone number, including area code, of agent for service)


                                  With Copy to:

                           FULBRIGHT & JAWORSKI L.L.P.
                             300 CONVENT, SUITE 2200
                            SAN ANTONIO, TEXAS 78205
                                 (210) 224-5575
                        ATTENTION: DARYL L. LANSDALE, JR.


                         CALCULATION OF REGISTRATION FEE

==============================================================================================================
                                                PROPOSED            PROPOSED MAXIMUM
TITLE OF SECURITIES         AMOUNT TO       MAXIMUM OFFERING       AGGREGATE OFFERING         AMOUNT OF
  TO BE REGISTERED       BE REGISTERED      PRICE PER UNIT(1)           PRICE(1)           REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------
Common Stock,
$.001 par value        2,000,000 shares          $2.40                  $4,800,000              $1,200
==============================================================================================================

(1) Pursuant to Rule 457(c), the maximum offering price per security and maximum aggregate offering price of the Common Stock have been calculated on the basis of the average of the high and low sale prices of the Common Stock as reported in the NASDAQ SmallCap Market System on June 6, 2001.

(2) Pursuant to Rule 416(a), this Registration Statement shall also cover any additional shares of Common Stock which become issuable by reason of any stock dividend, stock split, recapitalization or other similar transactions effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock.

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                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents are hereby incorporated by reference in this Registration Statement:

     1. The Annual Report on Form 10-K of Interleukin Genetics, Inc., a Delaware corporation (the "Registrant" or the "Company"), for the year ended December 31, 2000 filed with the Securities and Exchange Commission (the "Commission") on March 26, 2001;

     2. The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001, filed with the Commission on May 10, 2001;

     3. The Registrant's Current Reports on Form 8-K filed with the Commission on March 7, 2001 and May 31, 2001; and

     4. The description of the Registrant's Common Stock set forth in Item 1 of the Registrant's Registration Statement on Form 8-A filed with the Commission on December 15, 1997.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the filing hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.   DESCRIPTION OF SECURITIES

     Not Applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not Applicable.

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ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law (the "DGCL") empowers the Registrant to, and the Bylaws of the Registrant provide that it shall, indemnify to the fullest extent authorized by the DGCL each director or officer of the Registrant or a subsidiary of the Registrant who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Registrant or a subsidiary of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection therewith if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; except that, in the case of an action or suit by or in the right of the Registrant, no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Registrant unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that such person is fairly and reasonably entitled to indemnity for proper expenses.

     Article Six of the Registrant's Certificate of Incorporation provides, in part, that a director of the registrant shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law,
(iii) for illegal dividends and stock repurchases or (iv) for any transaction for which the director derived an improper personal benefit.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

     Section 145 of the Delaware General Corporation Law also empowers the Registrant to purchase and maintain insurance on behalf of any person who is or was an officer or director of the Registrant against liability asserted against or incurred by him in any such capacity, whether or not the Registrant would have the power to indemnify such officer or director against such liability under the provisions of Section 145. The Registrant has purchased and maintains a directors' and officers' liability policy for such purposes.


ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

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

ITEM 8.   EXHIBITS

          4.1 - Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2000)

          4.2 - Bylaws of the Registrant (incorporated herein by reference to Exhibit 3.2 to the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2000)

          4.3 - Form of Common Stock certificate (incorporated herein by reference to Exhibit 4.1 to the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended June 30,
                   2000)

         *5.1   -  Opinion of Fulbright & Jaworski L.L.P. as to the legality of the securities being registered

        *23.1   -  Consent of Fulbright & Jaworski L.L.P. (included in
                   Exhibit 5.1)

        *23.2   -  Consent of Arthur Andersen LLP

        *24.1   -  Powers of Attorney from the members of the Board of Directors of the Registrant (contained on page 8 hereof)

         99.1 - Interleukin Genetics, Inc. 2000 Employee Stock Compensation Plan (incorporated herein by reference to Exhibit 10.3 to the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2000)

------------------
* filed herewith




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ITEM 9.   UNDERTAKINGS

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

PROVIDED, HOWEVER, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or
Section 15(d) of the Exchange Act, that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such


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liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.





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

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on June 8, 2001.


                                      INTERLEUKIN GENETICS, INC.



                                      By: /s/ Kenneth S. Kornman
                                         ----------------------------------
                                              Kenneth S. Kornman,
                                              President

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Kenneth S. Kornman and Philip R. Reilly, or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same and all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     SIGNATURE               TITLE                                     DATE
     ---------               -----                                     ----

/s/ Philip R. Reilly         Chairman of the Board and              June 8, 2001
-------------------------    Chief Executive Officer
Philip R. Reilly             (Principal Executive Officer)


/s/ Kenneth S. Kornman       President, Chief Scientific Officer    June 8, 2001
-------------------------    and a Director
Kenneth S. Kornman


/s/ Fenel Eloi              Chief Operating Officer,                June 8, 2001
-------------------------   Chief Financial Officer,
Fenel Eloi                  Secretary and Treasurer
                            (Principal Financial and
                            Accounting Officer)

/s/ Thomas A. Moore         Director                                June 8, 2001
-------------------------
Thomas A. Moore


/s/ Edward M. Blair, Jr.    Director                                June 8, 2001
-------------------------
Edward M. Blair, Jr.


                            Director
-------------------------
Gary L. Crocker


/s/ John Garofalo           Director                                June 8, 2001
-------------------------
John Garofalo




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


                                INDEX TO EXHIBITS


  EXHIBIT
   NUMBER       DESCRIPTION OF EXHIBITS
  -------       -----------------------

    4.1     -  Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2000)

    4.2     -  Bylaws of the Registrant (incorporated herein by reference to
               Exhibit 3.2 to the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2000)

    4.3     -  Form of Common Stock certificate (incorporated herein by reference to Exhibit 4.1 to the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2000)

   *5.1     -  Opinion of Fulbright & Jaworski L.L.P. as to the legality of the securities being registered

  *23.1     -  Consent of Fulbright & Jaworski L.L.P. (included in Exhibit 5.1)

  *23.2     -  Consent of Arthur Andersen LLP

  *24.1     -  Powers of Attorney from the members of the Board of Directors of the Registrant (contained on page 8 hereof)

   99.1     -  Interleukin Genetics, Inc. 2000 Employee Stock Compensation Plan
               (incorporated herein by reference to Exhibit 10.3 to the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2000)


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* filed herewith



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